Exhibit 99.1

TRW Automotive
News Release	12001 Tech Center Drive
Livonia, MI 48150

Investor Relations Contact:
Patrick R. Stobb
(734) 855-3140

Media Contact:
Manley Ford
(734) 855-2616
TRW Increases Tender Offer Consideration and Extends Expiration Date for Previously Announced Tender Offers
LIVONIA, MICHIGAN, April 4, 2007 — TRW Automotive Holdings Corp. (NYSE: TRW), through its subsidiary TRW Automotive Inc., announced today that, in connection with the previously announced cash tender offers for its outstanding $825 million 9-3/8% Senior Notes due 2013, €130 million 10-1/8% Senior Notes due 2013, $195 million 11% Senior Subordinated Notes due 2013 and €81 million 11-3/4% Senior Subordinated Notes due 2013 (collectively, the “Notes”), it has increased the tender offer consideration for Notes tendered after March 23, 2007 (the “Consent Date”) to equal the amount paid to holders that tendered and did not withdraw Notes on or prior to the Consent Date. Additionally, the Company has extended the expiration date for the tender offers to purchase the Notes from midnight, New York City time on April 6, 2007 to midnight, New York City time, on April 18, 2007 (the “New Expiration Date”), unless extended or earlier terminated.
The additional consideration being offered applies to holders who tender after the Consent Date, but on or prior to the New Expiration Date (the “Extended Offer Period”). The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 9-3/8% Senior Notes validly tendered during the Extended Offer Period has been increased from $1,048.26 to $1,078.26. The tender offer consideration, excluding accrued and unpaid interest, for each €1,000 principal amount of 10-1/8% Senior Notes validly tendered during the Extended Offer Period has been increased from €1,066.69 to €1,096.69.

The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of 11% Senior Subordinated Notes validly tendered during the Extended Offer Period has been increased from $1,069.86 to $1,099.86. The tender offer consideration, excluding accrued and unpaid interest, for each €1,000 principal amount of 11-3/4% Senior Subordinated Notes validly tendered during the Extended Offer Period has been increased from €1,088.44 to €1,118.44.
The Company commenced the tender offers on March 12, 2007. Settlement for all Notes tendered during the Extended Offer Period is expected to occur promptly following the New Expiration Date.
As of 5:00 p.m. New York City time on April 3, 2007, tenders and consents had been received with respect to approximately $820.8 million aggregate principal amount, or 99.4% of the total outstanding, of the 9-3/8% Senior Notes, approximately €120.5 million aggregate principal amount, or 92.7% of the total outstanding, of the 10-1/8% Senior Notes, approximately $189.2 million aggregate principal amount, or 97.0% of the total outstanding, of the 11% Senior Subordinated Notes, and approximately €78.9 million aggregate principal amount, or 97.1% of the total outstanding, of the 11-3/4% Senior Subordinated Notes.
On March 26, 2007, TRW Automotive Inc. executed supplemental indentures with The Bank of New York, as trustee, effectuating proposed amendments to the indentures governing each series of Notes to eliminate substantially all of the covenants and certain events of default and to modify the provisions relating to defeasance, all as described in the Offer to Purchase and Consent Solicitation Statement dated March 12, 2007. The settlement for the early tender of such Notes was on March 26, 2007.
Lehman Brothers Inc., Lehman Brothers International (Europe), Banc of America Securities LLC, Banc of America Securities Limited, Deutsche Bank Securities Inc., Deutsche Bank AG, London Branch, Goldman, Sachs & Co. and Merrill Lynch & Co. are each acting as a Dealer Manager and Solicitation Agent (collectively, the “Dealer Managers”) for the tender offers and the consent solicitations. The Depositary is The

Bank of New York and the Information Agent is Global Bondholder Services Corporation.
This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offers and the consent solicitations are being made only by reference to the Offer to Purchase and Consent Solicitation Statement dated March 12, 2007.
Requests for documentation should be directed to Global Bondholder Services Corporation at (866) 924-2200, The Bank of New York, 101 Barclay Street — 7 East, New York, NY 10286, Attention: William Buckley, Phone: (212) 815-5788, Fax: (212) 298-1915 or The Bank of New York (Luxembourg) S.A., Aerogolf Center — 1A, Hoehenhof, L-1736 Senningerberg, Luxembourg at +(352) 34 20 90 5637. Questions regarding the tender offers and the consent solicitations should be directed to Lehman Brothers at (800) 438-3242 (toll-free) or (212) 528-7581 (collect).
About TRW
With 2006 sales of $13.1 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, employs approximately 63,800 people in 26 countries. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services.
All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements. All forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those contained in forward-looking statements made in this release. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those contained in our forward-looking statements are set forth in our Report on Form 10-K for the fiscal year ended December 31, 2006 (the “10-K”), and include the Company’s expectation regarding the completion and timing of successful tender offers. Successful completion and timing of tender offers, as well as actual results from such tender offers, are dependent on factors, including (without limitation) investor acceptance of the tender offers and other similar requirements applicable to tender offers generally. We undertake no obligation to publicly release the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof. Such risks, uncertainties and other important factors also include: production cuts or restructuring by our major customers; work stoppages or other labor issues at the facilities of our customers or suppliers; non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry; the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; interest rate risk arising from our variable rate indebtedness (which constitutes a significant portion of the company’s indebtedness); loss of market share by domestic vehicle manufacturers; efforts by our customers to consolidate their supply base; severe inflationary pressures impacting the market for commodities; escalating pricing pressures from our customers; our dependence on our largest customers; fluctuations in foreign exchange rates; our substantial leverage; product liability and warranty and recall claims and efforts by customers to alter terms and conditions concerning warranty and recall participation; limitations on flexibility in operating our business contained in our debt agreements; the possibility that our owners’ interests will conflict with ours and other risks and uncertainties set forth under “Risk Factors” in the 10-K and in our other SEC filings. We do not intend or assume any obligation to update any of these forward-looking statements.
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